Exhibit 99.1

Solid Biosciences Announces Pricing of Public Offering of Common Stock

CAMBRIDGE, Massachusetts, March 18, 2021 – Solid Biosciences Inc., (Nasdaq: SLDB) a life sciences company focused on advancing meaningful therapies for Duchenne muscular dystrophy (Duchenne), today announced that it has priced an underwritten public offering of 21,739,131 shares of its common stock at a public offering price of $5.75 per share, for total gross proceeds of $125.0 million, before deducting underwriting discounts and commissions and offering expenses. In addition, Solid has granted the underwriters a 30-day option to purchase up to an additional 3,260,869 shares of its common stock on the same terms and conditions. All of the shares in the offering are being sold by Solid. The offering is expected to close on March 23, 2021, subject to customary closing conditions.

The Company expects to use net proceeds from this offering to fund research and development expenses, including the advancement of SGT-001, and for working capital and other general corporate purposes.

Jefferies, SVB Leerink and Piper Sandler are acting as joint book-running managers for the offering. Chardan is acting as lead manager for the offering.

The shares are being offered pursuant to an effective shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on March 13, 2019, and declared effective by the SEC on March 19, 2019.

This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@Jefferies.com; SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@svbleerink.com; or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924 or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Solid Biosciences

Solid Biosciences is a life sciences company focused on advancing transformative treatments to improve the lives of patients living with Duchenne. Disease-focused and founded by a family directly impacted by Duchenne, our mandate is simple yet comprehensive – work to address the disease at its core by correcting the underlying mutation that causes Duchenne with our lead gene therapy candidate, SGT-001.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, such as those, among others, relating to the Company’s plans to consummate its proposed public offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that the Company will be able to complete the proposed public offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the proposed offering, Solid and its business can be found under the caption “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s preliminary prospectus supplement filed with the SEC on March 17, 2021, and other filings that the Company may make with the SEC in the future. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Investor Contact:
David Carey
FINN Partners
212-867-1768
David.Carey@finnpartners.com

Media Contact:
Erich Sandoval
FINN Partners
917-497-2867
Erich.Sandoval@finnpartners.com